Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

OF SOUTHWEST GAS HOLDINGS, INC.

(a California corporation)

AND

SOUTHWEST GAS HOLDINGS, INC.

(a Delaware corporation)

This Agreement and Plan of Merger, dated as of September 20, 2019 (the “Agreement”), is made by and between Southwest Gas Holdings, Inc., a California corporation (“Southwest Gas California”), and Southwest Gas Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Southwest Gas California (“Southwest Gas Delaware”). Southwest Gas California and Southwest Gas Delaware are sometimes referred to herein as the “Constituent Corporations.”

RECITALS

WHEREAS, Southwest Gas Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 127,000,000 shares, 120,000,000 of which are designated common stock, par value $1.00 per share, 5,000,000 of which are designated preferred stock, no par value per share and 2,000,000 of which are designated preference stock, par value $20.00 per share. As of the date of this Agreement, 100 shares of common stock were issued and outstanding, all of which were held by Southwest Gas California, and no shares of preferred stock or preference stock were issued and outstanding.

WHEREAS, Southwest Gas California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 127,000,000 shares, 120,000,000 of which are designated common stock, par value $1.00 per share, 5,000,000 of which are designated preferred stock, no par value per share and 2,000,000 of which are designated preference stock, par value $20.00 per share. As of the date of this Agreement, 54,622,606 shares of common stock were issued and outstanding, and no shares of preferred stock or preference stock were issued and outstanding.

WHEREAS, the Board of Directors of Southwest Gas California has determined that, for the purpose of effecting the reincorporation of Southwest Gas California in the State of Delaware, it is advisable and in the best interests of Southwest Gas California and its shareholders that Southwest Gas California merge with and into Southwest Gas Delaware upon the terms and conditions herein provided.

WHEREAS, the respective Boards of Directors of Southwest Gas Delaware and Southwest Gas California have approved and declared the advisability of this Agreement, and have directed that this Agreement be submitted to a vote of their respective sole stockholder and shareholders and executed by the undersigned officers.

WHEREAS, shareholders holding a majority of the outstanding common stock of Southwest Gas California approved this Agreement on May 2, 2019.

WHEREAS, the Merger is intended to qualify as a transaction governed by Section 368(a) of the Internal Revenue Code of 1986, as amended.

AGREEMENT

In consideration of the mutual agreements and covenants set forth herein, Southwest Gas Delaware and Southwest Gas California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

1. MERGER

1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law (“DGCL”) and the California General Corporation Law (“CGCL”), Southwest Gas California shall be merged with and into Southwest Gas Delaware (the “Merger”), the separate existence of Southwest Gas California shall cease and Southwest Gas Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware, and Southwest Gas Delaware shall be, and is herein sometimes referred to as, the “Surviving Corporation.” The name of the Surviving Corporation shall be “Southwest Gas Holdings, Inc.”

1.2 Filing and Effectiveness. Subject to applicable law, the Merger shall become effective when the following actions shall have been completed:

(a) This Agreement shall have been adopted by the sole stockholder of Southwest Gas Delaware and the principal terms of this Agreement shall have been approved by the shareholders of Southwest Gas California in accordance with the requirements of the DGCL and the CGCL, which adoption and approval by such sole stockholder of Southwest Gas Delaware and by the shareholders of Southwest Gas California has occurred as of September 20, 2019 and May 2, 2019, respectively;

(b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

(c) A certificate of merger meeting the requirements of the DGCL (the “Certificate of Merger”) shall have been filed with the Secretary of State of the State of Delaware and this Agreement, together with a Certificate of Ownership as provided in Section 1110 of the CGCL or the Certificate of Merger, shall have been filed with the Secretary of State of the State of California or, in the case of the applicable requirements of California law, as otherwise provided by the CGCL.

The date and time when the Merger shall become effective, as aforesaid, is herein called the “Effective Date of the Merger.”

1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of Southwest Gas California shall cease and Southwest Gas Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Southwest Gas California’s Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Southwest Gas California in the manner more fully set forth in Section 259 of the DGCL, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Southwest Gas Delaware as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Southwest Gas California in the same manner as if Southwest Gas Delaware had itself incurred them, all as more fully provided under the applicable provisions of the DGCL and the CGCL.

2. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

2.1 Certificate of Incorporation. The Certificate of Incorporation of Southwest Gas Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.2 Bylaws. The Bylaws of Southwest Gas Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.3 Directors and Officers. The directors and officers of Southwest Gas California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation, which such directors serving as directors until their successors shall have been duly elected and qualified or until as otherwise provided by law or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

3. MANNER OF CONVERSION OF STOCK

3.1 Southwest Gas California Common Stock. Upon the Effective Date of the Merger, each share of Southwest Gas California common stock, par value $1.00 per share, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into one (1) fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

3.2 Southwest Gas California Options, Equity Incentive Plan Awards, Restricted Stock and Other Convertible Securities.

(a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the Southwest Gas California 2006 Restricted Stock/Unit Plan (as amended from time to time, the “2006 Plan”), the Southwest Gas California Management Incentive Plan (as amended from time to time, the “MIP”), the Southwest Gas California Omnibus Incentive Plan (together with the 2006 Plan and the MIP, the “Incentive Plans”) and all awards then outstanding thereunder. Each Incentive Plan and each such award shall have the same terms and conditions, including the same number of shares of stock reserved or covered thereunder, as applicable, except that (i) the stock reserved or covered thereunder (or, with respect to performance goals, related thereto) shall be the common stock of the Surviving Corporation, (ii) any performance goals thereunder related to Southwest Gas California shall relate to the Surviving Corporation, and (iii) the Surviving Corporation shall have the duties, responsibilities and authorities of Southwest Gas California thereunder. Upon the Effective Date of the Merger, the Surviving Corporation shall become the successor to Southwest Gas California, and shall assume the duties, responsibilities and authorities, under each Change in Control Agreement to which Southwest Gas California is then a party.

(b) A number of shares of the Surviving Corporation’s common stock shall be reserved for issuance under the Incentive Plans equal to the number of shares of Southwest Gas California common stock so reserved immediately prior to the Effective Date of the Merger.

3.3 Southwest Gas Delaware Common Stock. Upon the Effective Date of the Merger, each share of common stock, par value $1.00 per share, of Southwest Gas Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Southwest Gas Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares, without any consideration being delivered in respect thereof.

3.4 Exchange of Certificates. After the Effective Date of the Merger, each holder of a certificate representing shares of Southwest Gas California common stock outstanding immediately prior to the Effective Date of the Merger may, at such shareholder’s option, surrender the same for cancellation to an exchange agent designated by the Surviving Corporation (the “Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation’s common stock into which the shares formerly represented by the surrendered certificate were converted as herein provided. Unless and until so surrendered, each certificate representing shares of Southwest Gas California common stock outstanding immediately prior to the Effective Date of the Merger shall be deemed for all purposes, from and after the Effective Date of the Merger, to represent the number of shares of the Surviving Corporation’s common stock into which such shares of Southwest Gas California common stock were converted in the Merger.

The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of common stock of the Surviving Corporation represented by such certificate as provided above.

Each certificate representing common stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Southwest Gas California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

4. CONDITIONS

4.1 The obligations of Southwest Gas California under this Agreement shall be conditioned upon the occurrence of the following events:

(a) Shareholder Approval. The principal terms of this Agreement shall have been duly approved by the shareholders of Southwest Gas California, which approval was duly obtained on May 2, 2019;

(b) Consents, Approvals or Authorizations. Any consents, approvals or authorizations that Southwest Gas California deems necessary or appropriate to be obtained in connection with the consummation of the Merger shall have been obtained, including, but not limited to, approvals with respect to federal and state securities laws; and

(c) Stock Market Listing. The Surviving Corporation’s common stock to be issued and reserved for issuance in connection with the Merger shall have been approved for listing by the New York Stock Exchange.

5. GENERAL

5.1 Covenants of Southwest Gas Delaware. Southwest Gas Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

(a) Qualify to do business as a foreign corporation in the State of California and in connection therewith appoint an agent for service of process as required under the provisions of Section 2105 of the CGCL;

(b) File the Certificate of Merger with the Secretary of State of the State of Delaware;

(c) File this Agreement, together with the Certificate of Ownership, or the Certificate of Merger, with the Secretary of State of the State of California; and

(d) Take such other actions as may be required by the CGCL.

5.2 Further Assurances. From time to time, as and when required by Southwest Gas Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Southwest Gas California such deeds and other instruments, and there shall be taken or caused to be taken by Southwest Gas Delaware and Southwest Gas California such further and other actions as shall be appropriate or necessary to vest or perfect in or conform of record or otherwise by Southwest Gas Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Southwest Gas California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Southwest Gas Delaware are fully authorized in the name and on behalf of Southwest Gas California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

5.3 Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Southwest Gas California or of Southwest Gas Delaware, or of both, notwithstanding the approval of the principal terms of this Agreement by the shareholders of Southwest Gas California or the adoption of this Agreement by the sole shareholder of Southwest Gas Delaware, or by both.

5.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the Effective Date of the Merger, provided that an amendment made subsequent to applicable shareholder or shareholder approval shall not, unless approved by such shareholders or shareholders as required by law:

(a) Alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation;

(b) Alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or

(c) Alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

5.5 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the CGCL.

5.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Southwest Gas Holdings, Inc., a California corporation, and Southwest Gas Holdings, Inc., a Delaware corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.
a California corporation

By:	/s/ Karen S. Haller
Name:	Karen S. Haller
Title:	Executive Vice President and Chief Legal and Administrative Officer

SOUTHWEST GAS HOLDINGS, INC.
a Delaware corporation

By:	/s/ Karen S. Haller
Name:	Karen S. Haller
Title:	President